Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-223915) and Form F-3 (No. 333-230564) of Sol-Gel Technologies Ltd. of our report dated April 4, 2022 relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
April 4, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited